Exhibit 10.24.3

RESOLUTION OF THE ESOP COMMITTEE

OF THE APPLETON PAPERS RETIREMENT SAVINGS

AND EMPLOYEE STOCK OWNERSHIP PLAN

Amendment Number Three to the Appleton Papers Retirement Savings

and Employee Stock Ownership Plan

WHEREAS, pursuant to Section 9.1 of the Appleton Papers Retirement Savings and Employee Stock Ownership Plan (the “Plan”), Appleton Papers Inc. (the “Company”) may amend the Plan in whole or in part, at any time and from time to time; and

WHEREAS, the Board of Directors of the Company has delegated to the ESOP Committee the authority to make non-material amendments to the Plan; and

WHEREAS, the ESOP Committee has determined that it would be appropriate to adopt an amendment to the Plan revising the definition of normal retirement age under the Plan, and clarifying the operation of the Plan’s automatic contribution arrangement with respect to former employees who are rehired by the Company; and

WHEREAS, the ESOP Committee has determined that such an amendment would be a non-material amendment within the scope of the ESOP Committee’s delegation of authority from the Board of Directors;

NOW, THEREFORE, it is:

RESOLVED, that the Plan is hereby amended as set forth in the attached Amendment Number Three to the Appleton Papers Retirement Savings and Employee Stock Ownership Plan.

IN WITNESS WHEREOF, the undersigned, being all of the members of the ESOP Committee, to evidence their consent to taking the foregoing actions by written consent in lieu of a meeting, have caused the above-referenced amendment to be adopted with effect from the date specified therein.

[Signatures appear on the following page]

Committee Member	Date

/s/ Mark Richards	3/8/12
Mark Richards

/s/ Thomas J. Ferree	3/7/12
Thomas J. Ferree

/s/ Kerry S. Arent	3/7/12
Kerry S. Arent

/s/ Kent Willetts	3/7/12
Kent Willetts

/s/ Tami Van Straten	3/9/12
Tami Van Straten

AMENDMENT NUMBER THREE

TO THE

APPLETON PAPERS RETIREMENT SAVINGS AND

EMPLOYEE STOCK OWNERSHIP PLAN

1.           Effective January 1, 2012, the Plan is amended by adding a new Section 1.53.1, as follows:

“1.53.1              Normal Retirement Age

The term “Normal Retirement Age” means the earlier of (i) the time that the Participant has attained the age of 65, and (ii) the time that the Participant has attained the age of 55 and has completed at least 10 years of Service.”

2.           Effective January 1, 2012, Section 1.65 of the Plan is amended in its entirety to read as follows:

“1.65              Retirement

The term “Retirement” means the termination of employment of a Participant after such Participant has attained Normal Retirement Age.”

3.           Effective January 1, 2012, Section 2.2(g) of the Plan is amended by adding the following new subsection (v) at the conclusion thereof:

“(v)           If an Employee, after terminating employment, shall be rehired by the Company and again become eligible Employee, then, solely for the purpose of this Section 2.2(g), the date as of which such Employee is rehired by the Company shall be treated as his Date of Employment.”

4.           Effective January 1, 2012, Section 4.3(a) of the Plan is amended in its entirety to read as follows:

“(a)           Attainment of Normal Retirement Age while employed by the Company, a Related Company or an affiliate;”